UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
Volkswagen Public Auto Loan Securitization, LLC
Volkswagen Auto Loan Enhanced Trust 2005-1
(Exact Name of Registrant as Specified in Charter)

Delaware	333-103709 333-103709-03	83-0349353 20-6706266

(State or other jurisdiction of Incorporation)	(Commission File Number)	(Registrants’ IRS Employer Id. Nos.)
2200 Ferdinand Porsche Drive, Herndon, Virginia 20171
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 364-7000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On November 16, 2005, Volkswagen Auto Loan Enhanced Trust 2005-1, a Delaware statutory trust, (the “Issuer”) and Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), entered into an Indenture (the “Indenture”) pursuant to which the Issuer issued the Class A-1 Auto Loan Asset Backed Notes, the Class A-2 Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes and the Class A-4 Auto Loan Asset Backed Notes (collectively, the “Notes”). Under the Indenture, the Issuer granted a security interest in its property to the Indenture Trustee to secure its obligations under the Notes.
     Pursuant to the Sale and Servicing Agreement dated as of November 16, 2005 (the “Sale and Servicing Agreement”), by and among the Issuer, the Indenture Trustee, VW Credit, Inc. (“VCI”), and Volkswagen Public Auto Loan Securitization, LLC (the “Seller”), VCI has the right to purchase the Issuer’s trust estate from the Issuer on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the aggregate net pool balance of the receivables is less than or equal to 10% of the initial net pool balance (the “Optional Purchase”). VCI is the servicer of the Issuer’s receivables under the Sale and Servicing Agreement and is the sole member of the Seller, which is the sole residual interest holder of the Issuer. VCI elected to exercise the Optional Purchase on April 20, 2009.
     Upon exercise of the Optional Purchase and in accordance with the terms of the Indenture and the Sale and Servicing Agreement, VCI purchased the Issuer’s trust estate for $123,698,653 and the Issuer used the proceeds of the Optional Purchase and the amounts on deposit in its collection account to redeem the Notes on April 20, 2009. Upon redemption of the Notes and satisfaction of the other terms and conditions of the Indenture, the Indenture Trustee released the lien of the Indenture and discharged the Indenture (other than with respect to certain rights and obligations that survive the satisfaction and discharge of the Indenture pursuant to the terms of the Indenture). The Issuer will dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Issuer’s trust estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and the trust agreement, and the discharge of the Indenture.
     There are no prepayment or other penalties under the Indenture, the Sale and Servicing Agreement or related documents in connection with the Optional Purchase and redemption of the Notes.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The description set forth above under Item 1.02 of this Report is hereby incorporated by reference.
Item 8.01 Other Events
     On April 20, 2009, the Indenture Trustee made the monthly payment to the Noteholders, as indicated in the Servicer Certificate relating to the Issuer. A copy of this Servicer Certificate, which relates to the April 20, 2009 monthly payment and the Collection Period ended March 28, 2009, provided to the Indenture Trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit 99.1	Volkswagen Auto Loan Enhanced Trust 2005-1 Servicer Certificate for the Collection Period ended March 28, 2009 provided to Citibank, N.A., as indenture trustee. (Filed with this report.)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: April 20, 2009	Volkswagen Public Auto Loan Securitization, LLC
	By:	/s/ Dennis Tack
Dennis Tack
Controller

Volkswagen Auto Loan Enhanced Trust 2005-1 By: VW Credit, Inc. as Administrator
By:	/s/ Dennis Tack
Dennis Tack
Controller